Exhibit I


                       Consent of Independent Accountants
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-17341 and 2-97641), as amended, of the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees of our report dated June 24, 1999 relating to the financial statements, which appears in this Form 11-K.





PricewaterhouseCoopers LLP
Buffalo, New York
June 25, 1999